EXHIBIT 14.7


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                             AUDIT COMMITTEE CHARTER


I    PURPOSE

     The purpose of the Audit Committee (the "Committee") is to assist the Board in fulfilling its oversight responsibilities by: (i) reviewing and reporting on the financial information which will be provided to shareholders and other stakeholders, the system of corporate internal controls which management and the Board have established, and the audit process; (ii) identifying the principal risks of the Corporation and its subsidiaries and ensuring the implementation of appropriate systems to monitor those risks; and (iii) reviewing accounting principles and reviewing compliance with applicable legal and regulatory requirements.

II   COMPOSITION AND TERM OF OFFICE

     A. Members of the Committee are generally appointed by the Board for a one year term at the first meeting of the Board of the Corporation following the annual general meeting. It is comprised of not less than three independent Directors who are financially literate(1) and at least one member shall have related financial expertise(2).

     B.   The Chair of the Committee shall be appointed by the Board.

     C.   The CFO will act as the management liaison for the Committee.

     D.   The Committee will meet not less than four times per year.

     E.   The quorum for the Committee is a majority of members.


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(1) FINANCIAL LITERACY means the ability to read and understand a balance sheet, an income  statement  and a cash  flow  statement.

(2) ACCOUNTING OR RELATED FINANCIAL EXPERTISE means the ability to analyze and interpret a full set of financial statements, including the notes attached thereto, in accordance with Canadian Generally Accepted Accounting Principles.


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III  FINANCIAL REPORTING

     A. Review and recommend to the Board the annual financial reports (annual information form, management information circular, National Instrument 52-110F1, financial statements, MD&A, reports to shareholders and related press releases) for approval.

     B. Review and recommend to the Board the quarterly financial statements (financial statements, MD&A, reports to shareholders and related press releases) for approval.

     C. Be satisfied that for all other public disclosures or information that is extracted or derived from the financial statements, management has procedures in place to review such information, and periodically assess the adequacy of such procedures.

     D. Review and approve any other press releases that relate to material financial disclosures.

     E.   Review and recommend any changes to accounting policies to the Board.

     F. Review with the auditors any areas of judgment or where estimates have been made, including effects of alternatives under generally accepted accounting principles.

IV   OTHER REVIEW PROCEDURES

     A. Review with management the opportunities and risks inherent in the business and the effectiveness of the controls thereon, including risk mitigation and management strategies.

     B. Oversee management reporting on and review of adequacy of internal controls (while it is senior management's responsibility to design and implement an effective system of internal control, it is the responsibility of the Committee to ensure that management has done
          so).


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     C.   Gain  reasonable  assurance  that the  Corporation  complies  with all applicable laws, regulations, rules, policies and other requirements of governments, regulatory agencies and stock exchanges relating to financial reporting and disclosure.

     D.   Confirm or review the Corporation's disclosure policy.

     E. Review policies and compliance with policies that require significant actual or potential liabilities, contingent or otherwise to be reported to the committee in a timely fashion.

     F. Review annually the reasonableness of the expenses of the CEO, COO and CFO.

V    EXTERNAL AUDITORS

     A. The external auditor reports directly to the Committee with unrestricted access and will meet at least quarterly with the Committee. Matters discussed will include the annual audit, quarterly reviews, the quality of the Corporation's accounting policies and principles, and the adequacy and effectiveness of the Corporation's internal control and management information systems. In-camera sessions with the external auditors will be held quarterly or as determined by the Committee.

     B. Provide approval and recommend to the Board the engagement of the external auditors, their remuneration, or their discharge.

     C. Provide oversight to the audit engagement by way of a direct reporting relationship with the external auditor and ensure their independence.

     D.   Review external audit plans for the year.

     E. Review with the external auditors any difficulties which arose during the course of their engagement and the ongoing relationship with management.


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     F.   Pre-approve  all audit and  non-audit  services  to be provided by the external auditor (which may be delegated to one or more members of the Committee for ratification at the next scheduled Committee meeting).

     G. Review and approve any hiring of partners/employees of the external auditors.

VI   OTHER

     A. Establish procedures for receipt, retention and treatment of complaints and concerns regarding accounting matters, internal accounting controls and auditing matters or related questionable practices, including anonymous submissions by employees.

     B. Ensure for each meeting that minutes are recorded, drafted and circulated on a timely basis to committee members.

     C. Confirm or amend the Committee's charter annually, for review by external auditors and legal counsel and approval by the Board.

     D. Prior to renewals, review Director and Officer Liability insurance and other corporate insurance coverage, including the credit quality of its insurance carriers and re-insurers.

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